STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into effective this 31st day of August, 2002, by and among Rushmore Financial Group, Inc., a Texas corporation (hereinafter referred to as "Buyer"), Robert P. Ross, Jr., the principal Shareholder of GRO Corporation (the "Seller"), and GRO Corporation, a Delaware corporation (the "Company").

         WHEREAS, Seller owns a majority of the outstanding common stock of the Company; and

         WHEREAS, Buyer desires to acquire all of the outstanding shares of common stock of the Company (the "Shares").

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:

                                    ARTICLE I

                                  THE PURCHASE
                                  ------------

         1.1 Sale of Stock. At the Closing (as defined in Section 1.2) and subject and upon the terms and conditions of this Agreement, Buyer shall acquire and the Seller shall deliver for sale all of the outstanding common stock of the Company.

         1.2 Closing. The closing of the sales of the Shares (the "Closing") will take place concurrently with the execution of this Agreement at the offices of Buyer's counsel, unless another place or time is agreed to by Buyer and Seller. The date upon which the closing actually occurs is hereby referred to as the "Closing Date". On the Closing Date, the parties hereto shall cause the transactions described herein to be consummated. Notwithstanding a later Closing Date, the effective date of the Agreement for all purposes shall be August 31, 2002.

         1.3 Purchase Price. (a) Subject to the terms and conditions of this Agreement, as of the Closing, Buyer shall issue 1,500,000 shares to the shareholders of the Company of restricted shares of Common Stock, par value $0.01 per share, of Buyer. A total of 1,150,000 of the shares will be issued at Closing, and the balance of 350,000 shares will be issued all or in part on December 31, 2002, to the extent the Company meets the Performance Criteria. The certificates representing the Common Stock shall bear restrictive legends to the effect that the Shares are unregistered and may not be sold unless they are registered or exempt from registration.

         (b) The Performance Criteria shall mean satisfaction by the Company of the following items as of December 31, 2002:

                  (i) Net capital of at least $27,283 as of August 31, 2002 and at least $20,000 as of the actual Closing Date;
                  (ii) No material actual or contingent liabilities undisclosed on the Company financial statements as of August 31, 2002;
                  (iii)    No loss to the buyer from any Excluded Liability;
                  (iv) No liens on assets not disclosed on the Company financial statements or the Disclosure Schedule as of August 31, 2002;
                  (v) No decrease in the Company's customers of more than 10% from Pre-closing levels.

         A decrease in any of items (i), (ii), (iii) or (iv) shall be offset from the 350,000 shares at the rate of $0.10 per share times such loss. A decrease in item (v) shall be offset at the rate of 5,000 shares for each 1% loss of customers if such losses exceed 10% (in which case all losses will be deducted.)

         1.4 Other Agreements. At the Closing, the indicated parties shall execute and deliver the following additional agreements in substantially the form attached hereto:

         (a)      Corporate records of the Company.

         (b)      All  necessary   consents  of  third  parties  and  regulatory
authorities, including the National Association of Securities Dealers, Inc. ("NASD").

         (c)      The Shares, endorsed for transfer.

         (d) Subscription Agreements from each Shareholder of the Company including Seller agreeing to sell his or her shares and forwarding such shares to Seller for delivery to Buyer endorsed for transfer.

         (e)      All other instruments required by this Agreement.

         1.5 Taking of Necessary Action; Further Action. If, at any time after the Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Buyer with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the Seller and the officers and directors of the Company are fully authorized, in the name of the Company, to take, and will take, all such lawful and necessary action.

         1.6 Basic Transactions. This Agreement and other agreements listed herein are sometimes referred to as the "Basic Agreement". The transactions contemplated by the Basic Agreement are sometimes referred to as the "Transactions."

         1.7 Excluded Assets and Liabilities. No assets owned by the Company shall be excluded. Excluded liabilities consist of any real estate leases of the Company, any severance, back pay, sick pay or accrued vacation pay to any employees of the Company, and any liability for commissions to any third party broker dealers other than ECN's ("Excluded Liabilities"). Buyer will pay any rental cost for occupying leased space during any period of transition of the business of the Company into Buyer's facilities. All Excluded Liabilities shall be assumed by the Seller and adequate arrangements made to third party contract parties. The Company will be directly responsible for all of its payroll expense and payroll taxes from and after the Closing.

         1.8 Registration Rights. If at any time during a period of two years after Closing, the Buyer shall prepare and file one or more registration statements under the Securities Act of 1933 (the "Act") with respect to a public offering of equity or debt securities of the Buyer, or of any such securities of the Buyer, held by the former shareholders of the Company, other than a registration statement on Forms S-4, S-8, or similar form, the Buyer will include in any such registration statement such information as is required, and such number of shares of Common Stock held by, or shares of Common Stock held by, the former shareholders of the Company to permit a public offering of such shares of Common Stock as required; provided, however, that if, in the written opinion of the Buyer's managing underwriter, if any, for such offering, the inclusion of the shares requested to be registered, when added to the securities being registered by the Buyer or the selling security holder(s), would exceed the maximum amount of the Buyer's securities that can be marketed without otherwise materially and adversely affecting the entire offering, then the Buyer may exclude from such offering that portion of the shares required to be so registered so that the total number of securities to be registered is within the maximum number of shares that, in the opinion of the managing underwriter, may be marketed without otherwise materially and adversely affecting the entire offering; provided that the Buyer shall be required to include in the offering and in the following order: first, the pro rata number of securities requested by the former shareholders of the Company; and second, the pro rata number of securities requested by all other holders of securities requesting registration pursuant to other registration rights. The Buyer shall use its best efforts to obtain promptly the effectiveness of such registration statement and maintain the effectiveness thereof for at least 180 days and to register or qualify the subject shares of Common Stock for sale in up to five (5) states identified by the Seller. The Buyer shall bear all fees and expenses other than the fees and expenses of counsel retained by the former shareholders of the Company incurred in the preparation and filing of such registration statement and related state registrations, to the extent permitted by applicable law, and the furnishing of copies of the preliminary and final prospectus thereof to such former shareholders of the Company.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------




         2.1 Representations and Warranties of Seller. Seller and the Company jointly and severally represent and warrant to Buyer that, except as set forth in the Disclosure Schedule:


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

         (a) Title to the Shares. At Closing, Seller and the other shareholders of the Company shall own of record and beneficially the Shares as listed in the Disclosure Schedule, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments or any other agreements of any character, whether oral or written, with respect to the Shares.

         (b) Authority. The Company and Seller have full power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon the Company and Seller, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by the Company and Seller, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which the Company or Seller is a party or by which the Company and Seller or any of their respective properties or assets are bound or affected.

         (c) Organization. The Company is a corporation duly formed under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Company is duly qualified and in good standing as a foreign corporation in Texas and each other jurisdiction where its ownership of property or operation of its business requires qualification.

         (d) Authorized Capitalization. The authorized capitalization of the Company consists of One Hundred Thousand (100,000) shares of Common Stock, par value One Cent ($0.01), of which Fourteen Thousand Eight Hundred and Eight (14,808) shares have been issued and are outstanding. The Shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws. The Company has no outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of ownership, whether authorized or not. The Company is not a party to or is bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, their income, profits or assets, or obligating the Company to distribute any portion of their income, profits or assets.

Orders To Suspend:
None.

         (e) Company Financial Statements. The Company Financial Statements are complete in all material respects, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Company as of December 31, 2001, and all subsequent interim periods.

         (f) No Undisclosed Liabilities. Except as set forth in the Company Financial Statements previously delivered to Buyer and as set forth in the Disclosure Schedule, and except for obligations incurred thereafter in the ordinary course of the Company's business, Seller are not aware of any liabilities for which the Company is liable or will become liable in the future.

         (g) Taxes. To Seller's Knowledge (defined for purposes of this Agreement as facts within the direct knowledge of Seller after making reasonable inquiry into the existence thereof) the Company has filed all federal, state, local tax and other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and there exists a substantial basis in law and fact for all positions taken in such reports. No waivers of periods of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of the Company.

         (h) Properties. The Company has good and marketable title to all its personal property, equipment, processes, patents, copyrights, trademarks, franchises, licenses and other properties and assets (except for items leased or licensed to the Company), including all property reflected in the Company Financial Statements, in each case free and clear of all liens, claims and encumbrances of every kind and character, except as set forth in the Disclosure Schedule. The Company has no ownership interest in any real property. The assets and properties owned, operated or leased by the Company and used in the business of the Company are in good operating condition in all material respects, reasonable wear and tear excepted, and suitable for the uses for which intended.

         (i) Books and Records. To Seller's Knowledge, the books and records of the Company are complete and correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of the Company as set forth in the Company Financial Statements.

         (j) Insurance. The Disclosure Schedule contains an accurate and complete list and brief description of all policies of insurance, including fire and extended coverage, general liability, workers compensation, fidelity, products liability, property, and other forms of insurance or indemnity bonds held by the Company. The Company is not in default with respect to any provisions of any such policy or indemnity bond and has not failed to give any notice or present any claim thereunder in due and timely fashion. All policies of insurance and bonds are: (1) in full force and effect; (2) are sufficient for compliance by the Company with all requirements of law and of all agreements and instruments to which the Company is a party; (3) are valid, outstanding and enforceable; (4) provide adequate insurance coverage for the assets, business and operations of the Company in amounts at least equal to customary coverage in the Company's industry; (5) will remain in full force and effect through the Closing; and (6) will not be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement.

         (k) Material Contracts. The Company has no purchase, sale, commitment, employment or other material contract.

         (1) Authorizations. The Company has no licenses, permits, approvals and other authorizations from any governmental agencies and any other entities that are necessary for the conduct of the Business, except as set forth in the Disclosure Schedule which contains a list of all licenses, permits, approvals, and other authorizations, as well as a list of all copyrights, patents, trademarks, trade names, service marks, franchises, licenses and other permits, each of which is valid and in full force and effect.

         (m) No Powers of Attorney. The Seller and the Company have no powers of attorney or similar authorizations outstanding.

         (n) Compliance with Laws. To Seller's Knowledge, the Company is not in violation of any federal, state, local or other law, ordinance, rule or regulation applicable to the business of the Company, and has not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority. The Company is in full compliance with all securities laws and regulations and all rules of the NASD and the Texas Securities Board.

         (o) Compliance with Environmental Laws. The Company is in compliance with all applicable pollution control and environmental laws, rules and regulations. The Company has no environmental licenses, permits and other authorizations held by them relative to compliance with environmental laws, rules and regulations.

         (p) No Litigation. There are no material actions, suits, arbitrations, claims, complaints, investigations, inspections, or proceedings pending or threatened by means of notice to Seller against the Company, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality. There are no orders, judgments or decreees of any governmental authority outstanding which specifically apply to the Company or any of its assets. The Company's most recent inspection report by the SEC and/or NASD is set forth in the Disclosure Schedule.

         (q) Validity. To Seller's Knowledge, all contracts, agreements, leases and licenses to which the Company is a party or by which it or any of its properties or assets are bound or acted, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of the Company or by any other party thereto.

         (r) No Adverse Changes. To Seller's Knowledge, since December 31, 2001, there have been no actual or threatened developments of a nature that is materially adverse to or involves any materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company.

         (s) Full Disclosure. All statements of the Company contained in the Basic Agreements and in any other written documents delivered by or on behalf of the Company to Buyer are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Company which could have a materially adversely affect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company, which have not been disclosed to Buyer in the Basic Agreements.

         (t) ERISA Matters. The Company and all "Employee Benefit Plans" described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover any of its or their employees (which Employee Benefit Plans are listed on the Disclosure Schedule), comply in all material respects with all applicable laws, requirements and orders under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), the breach or violation of which would have a Material Adverse Effect on the Company, taken as a whole; the present value of all the assets of each of its Employee Benefit Plans that it is subject to Title IV of ERISA equals or exceeds to the knowledge of the Company the present value of all of the benefits accrued under each such Employee Benefit Plan as of the end of most recent plan year with respect to such plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the last actuarial evaluation for each such plan; none of the employees of the Company is covered by a collective bargaining agreement; the Company has never contributed to a "multi-employer plan" as defined in Section 3(37) of ERISA; neither the Employee Benefit Plans nor any fiduciary or administrator thereof has engaged in a "prohibited transaction" as defined in Section 406 of ERISA or, where applicable, Section 4975 of the Code for which no exemption is applicable, that may have any Material Adverse Effect on the Company, taken as a whole, nor to the knowledge of the Company have there been any "reportable events" as defined in Section 4043 of ERISA for which the thirty-day notice has not been waived.

         (u) Bank Accounts. The Disclosure Schedule contains a complete list of all bank accounts and the signatories thereof.

         2.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller and Company as follows:

         (a) Organization. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses. The Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

         (b) Authorized Capitalization. The authorized common capitalization of the Buyer at Closing will consist of Ten Million (10,000,000) shares of Common Stock, $0.01 par value, of which 7,901,684 shares will be issued and outstanding prior to the Closing. All shares of Buyer have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Buyer in compliance with all applicable state and federal laws.

         (c) Authority. Buyer has full power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Buyer, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Buyer is a party or by which Buyer or any of its respective properties or assets are bound or affected.

         (d) Board Seat. Buyer will appoint the Seller to a vacant seat on Buyer's Board of Directors and nominate him for reelection at the next annual meeting of shareholders of Buyer. Buyer will cause Seller to remain as the Chief Executive Officer of the Company until December 31, 2002.

         (e) Buyer's Financial Statements. The Buyer's Financial Statements are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Buyer as of June 30, 2002.

         (f) Books and Records. The books and records of the Buyer are complete and correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of the Buyer as set forth in the Buyer's Financial Statements.

         (g) Compliance with Laws. The Buyer is not, and as a result of the transactions contemplated hereby, will not be, in violation of any federal, state, local or other law, ordinance, rule or regulation applicable to its business, and has not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority, including the Securities and Exchange Commission.

         (h) Compliance with Environmental Laws. The Buyer is in compliance with all applicable pollution control and environmental laws, rules and regulations. The Buyer has no environmental licenses, permits and other authorizations held by the Buyer relative to compliance with environmental laws, rules and regulations.

         (i) Litigation. Except as disclosed in the Disclosure Schedule, there are no material actions, suits, claims, complaints or proceedings pending or threatened against the Buyer, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality.

         (j) Full Disclosure. All statements of Buyer contained in the Basic Agreements and in any other written documents delivered by or on behalf of the Buyer to Seller are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Buyer which could have a materially adversely affect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Buyer, which have not been disclosed to Seller in the Basic Agreements.

                                   ARTICLE III

                              CLOSING REQUIREMENTS
                              --------------------


         3.1 Documents to be Delivered by the Company and the Seller. Seller and the Company shall deliver upon execution herewith the following documents:

         (a) The documents listed in Section 1.4.

         (b) Resolutions of the Board of Directors of the Company approving the Transactions.

         (c) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

         3.2 Documents to be Delivered by Buyer. Buyer shall have delivered the following documents:

         (a) The documents listed in Section 1.4.

         (b) Resolutions of the Board of Directors of Buyer approving the Transactions, certified by the Secretary of the Buyer.

         (c) The purchase price issuable at Closing.

         (d) Such other documents or certificates as shall be reasonably required by Seller or his counsel in order to close and consummate the Transactions.

                                   ARTICLE IV

                                  MISCELLANEOUS
                                  -------------

         4.1 Representations and Warranties to Survive. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of twelve (12) months
("Survival Period"). No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

         In the event the Seller or Company breach any of their representations, warranties, and covenants contained herein during the Survival Period, provided that the Buyer makes a written claim for indemnification against the Seller or the Company within the Survival Period, then the Seller and Company agree jointly and severally to indemnify the Buyer from and against any losses the Buyer shall suffer through and after the date of the claim for indemnification (but excluding any losses the Buyer shall suffer after the end of the Survival Period) caused by the breach. Buyer agrees to proceed first against the 350,000 retained shares before resorting to any claim against Seller. Notwithstanding anything to the contrary herein, Buyer agrees that Seller's aggregate maximum liability to Buyer under this Section 4.1 shall be the sum of $60,000.

         4.2 Binding Effect of the Basic Amendments. The Basic Agreements and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of the Basic Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Basic Agreements, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

         4.3 Applicable Law. The Basic Agreements are made pursuant to, and will be construed under, the laws of the State of Texas.


         4.4      Notices.   All   notices,    requests,   demands   and   other
communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

                    (a)              If to Seller or the Company, to:

                                     Mr. Robert P. Ross, Jr.
                                     3000 Weslayan, Suite 390
                                     Houston, Texas 77027



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

                    (b)              If to Buyer, to:

                                     Mr. D.M. (Rusty) Moore, Jr.
                                     13355 Noel Road, Suite 300
                                     Dallas, Texas 75240
                                     Fax: (972) 450-6001


                             With a copy to:

                                    Ronald L. Brown
                                    Glast, Phillips & Murray, P.C.
                                    13355 Noel Road
                                    Suite 2200
                                    Dallas, Texas 75240
                                    Telephone: (972) 419-8302
                                    Fax: (972) 419-8329

         These addresses may be changed from time to time by written notice to the other patties.

         4.5 Headings. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

         4.6 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

         4.7 Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

         4.8 Forbearance Waiver. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

         4.9 Attorneys' Fees and Expenses. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

         4.10 Expenses. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

         4.11 Integration. This Agreement and all documents and instruments executed pursuant hereto merge and integrate all prior agreements and representations respecting the Transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Seller and Buyer and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.




                             [SIGNATURES TO FOLLOW]

         IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.


                                   RUSHMORE FINANCIAL GROUP



                                   By:  /s/ D.M. (Rusty) Moore, Jr.
                                      -------------------------------------
                                      D.M. (Rusty) Moore, Jr., President



                                   GRO CORPORATION



                                   By:  /s/ Robert P. Ross, Jr.
                                      -------------------------------------
                                      Robert P. Ross, Jr., President



                                   SELLER:



                                     /s/ Robert P. Ross, Jr.
                                   ----------------------------------------
                                   Robert P. Ross, Jr.





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